Exhibit 99.1

GlobalSCAPE Revises Payment Date for Upcoming Special Dividend

SAN ANTONIO — April 30, 2019 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced it revised the payment date for its previously announced special dividend.

The special dividend of $0.50 per share of common stock will now be payable May 28, 2019 to shareholders of record at the close of business at 5 p.m. Eastern Time on May 13, 2019.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com